UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2013
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BAOSHINN CORPORATION
(Name of small business in its charter)

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Nevada	333-13491	20-3486523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 1010 Miramar Tower 132 Nathan Road, Tsimshatsui Kowloon, Hong Kong
(Address of principal executive offices)

Registrant's telephone number:  (852) 2815-1355

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01

Entry Into a Material Definitive Agreement

On December 15, 2013, Baoshinn Corporation (“Baoshinn”), through its wholly-owned subsidiary Syndicore Asia Limited, a Hong Kong company (“SAL”), entered into a Distribution Agreement (the “Distribution Agreement”) with SendtoNews Video, Inc., a British Columbia company (“STN”).  Under the terms of the Distribution Agreement, SAL will be granted an exclusive license to use, modify, edit, reproduce, distribute, feed, store, communicate, display, and transmit STN’s content in the Asia Pacific Territory (the “Content”).  This includes all content that is available for distribution in the region through STN’s feeds, and also includes STN’s global rights to video highlights for online distribution for both the National Association for Stock Car Auto Racing (“NASCAR”) and the Ladies Professional Golf Association (“LPGA”).  STN is the content provider for various worldwide sporting events.  STN will also provide ongoing assistance to SAL with regard to technical, administrative, and service-orientated issues relating to the delivery, utilization, transmission, storage and maintenance of the Content.  As part of the Distribution Agreement, the parties will share advertising revenue earned from the display of the Content.

The Asia Pacific Region includes 60 different territories, with some of the major countries being Japan, South Korea, People’s Republic of China, Taiwan, and India.

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Distribution Agreement

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAOSHINN CORPORATION
Dated: December 19, 2013	By:	/s/ Sean L. Webster
	Name:	Sean L. Webster
	Title:	President

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